EXHIBIT 2

                         Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York 10005


                                 October 1, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                           Re:      Central and South West Corporation
                                    CSW Energy, Inc.
                                    CSW International, Inc.
                                    Amendment No. 11 (Post-Effective) to
                                    Form U-1 Application-Declaration
                                    (File No. 70-8423)

Dear Sirs:

                  We refer to Amendment No. 11 (Post-Effective) to the Form U-1 Application-Declaration (File 70-8423) (the "Amendment") under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), filed by
Central and South West Corporation ("CSW"), a Delaware corporation and a registered holding company, CSW Energy, Inc. ("Energy"), a Texas corporation and a wholly-owned nonutility subsidiary of CSW, and CSW International, Inc. ("CSWI"), a Delaware corporation and wholly-owned nonutility subsidiary of CSW, seeking authority to extend the authorization under the Orders until December 31, 2002, and to engage in related activities (the "Transactions"), as more fully described in the Amendment. In connection with the Amendment, we have acted as counsel for CSW, Energy and CSWI (collectively, the "Companies") and, as such counsel, we are familiar with the corporate proceedings taken and to be taken by the Companies in connection with the matters covered by the Amendment. Terms used herein and not defined herein shall have the respective meanings assigned thereto in the Amendment.

                  We have examined originals, or copies certified to our satisfaction, of such corporate records of the Companies, certificates of public officials, certificates of officers and representatives of the Companies and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certificates by officers of the Companies and other appropriate persons and statements contained in the Amendment.

                  Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that, in the event that the proposed Transactions are consummated in accordance with the Amendment, and subject to the assumptions and conditions set forth below:

                  1. All state laws applicable to the proposed Transactions as described in the Amendment will have been complied with.

                  2. The consummation of the proposed Transactions as described in the Amendment will not violate the legal rights of the lawful holders of any securities issued by the Companies or any associate company of the Companies.

                  The opinions expressed above in respect of the proposed Transactions as described in the Amendment are subject to the following assumptions or conditions:

                  a. The Transactions shall have been duly authorized and approved to the extent required by state law by the Board of Directors of the Companies.

                  b. The Securities and Exchange Commission shall have duly entered an appropriate order or orders granting and permitting the Amendment to become effective with respect to the Transactions described therein.

                  c. The Transactions shall have been accomplished in accordance with required approvals, authorizations, consents, certificates and orders of any state commission or regulatory authority with respect thereto and all such required approvals, authorizations, consents, certificates and orders shall have been obtained and remain in effect at the closing thereof.

                  d. No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above.

                  We hereby consent to the use of this opinion as an exhibit to the Amendment.

                                         Very truly yours,


                                         MILBANK, TWEED, HADLEY & McCLOY